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                                                                     EXHIBIT 4.3

                               EIGHTH AMENDMENT
                           Dated as of June 9, 1997

     EIGHTH AMENDMENT dated as of June 9, 1997 (this "Amendment") to CREDIT AGREEMENT dated as of February 25, 1993 (as amended by First Amendment dated as of August 3, 1993, Second Amendment dated as of September 23, 1993, Third Amendment dated as of December 1, 1993, Fourth Amendment dated as of May 12, 1994, Fifth Amendment and Waiver dated as of October 31, 1994, Sixth Amendment dated as of March 17, 1995 and Seventh Amendment dated as of December 31, 1995, the "Credit Agreement") among VARCO INTERNATIONAL, INC., a California corporation, CITICORP USA, INC. and CITIBANK, N.A.

     PRELIMINARY STATEMENTS. The parties to the Credit Agreement wish to amend the Credit Agreement in certain respects as hereinafter set forth. Terms defined in the Credit Agreement are used in this Amendment as defined in the Credit Agreement and, except as otherwise indicated, all references to Sections and Articles refer to the corresponding Sections and Articles of the Credit Agreement.

     The parties hereto therefore agree as follows:

     SECTION 1. Amendments. Effective as of the Amendment Effective Date (as
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defined in Section 2 hereof), and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

     a. Section 1.01 is amended by inserting the following defined terms in the appropriate alphabetical order:

         "Available Commitment" means, at any time, (a) the lesser of the
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     Availability and the Commitment minus (b) the sum of (i) the aggregate
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     principal amount of all Advances then outstanding plus (ii) the Letter of
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     Credit Usage.

         "Unused Commitment" means, at any time, the Commitment minus the sum of
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(i) the aggregate principal amount of all Advances then outstanding plus (ii)
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the Letter of Credit Usage.

     b. Section 1.01 is amended by deleting the defined term "Commitment" and restating it as follows:

         "Commitment" means $35,000,000, or such lesser amount to which the
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     Commitment may be reduced from time to time in accordance with Section
     2.07.

     c.  Section 2.01 is deleted and restated as follows:

         SECTION 2.01. The Advances.  The Lender agrees, on the terms and
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     conditions hereinafter set forth, to make advances (the "Advances") to the
     Borrower from time to time on any Business Day during the period from the date hereof to but excluding the Loan Maturity Date in an amount not to exceed the Available Commitment on such Business Day. Each Advance shall be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, except that a Base Rate Advance may be in an amount
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     equal to the maximum Advance available hereunder. Within the limits set forth in this Section 2.01, the Borrower may borrow, repay pursuant to
     Section 2.01 and reborrow under this Section 2.01.

     d.  Subsection (a) of Section 2.04 is deleted and restated as follows:

         (a) Letters of Credit. Subject to the terms and conditions of this
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     Agreement and in reliance upon the representations and warranties of the
     Borrower herein set forth, at any time on and after the Closing Date and from time to time through the Business Day thirty days prior to the Termination Date,
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     the Issuing Bank shall issue Letters of Credit on any Business Day in an aggregate face amount not to exceed the Available Commitment on such Business Day. In no event shall the Issuing Bank issue (i) any Documentary Letter of Credit having an expiration date more than 365 days after its date of issuance or (y) any Standby Letter of Credit having an expiration date more than thirty months after its date of issuance. The Issuing Bank shall have no obligation to issue any Letter of Credit if the Lender shall have notified the Issuing Bank and the Borrower that no further Letters of Credit are to be issued by the Issuing Bank due to a failure by the Borrower to satisfy the conditions precedent set forth in Section 3.03, and such notice shall not have expired or been withdrawn by the Lender. The issuance of any Letter of Credit shall require the satisfaction of each condition set forth in Section 3.03.

     e. Subsection (b) of Section 2.04 is amended by deleting clause (i) thereof and restating it as follows:

     (i) the face amount of such Letter of Credit does not exceed the Available Commitment on and as of the date of such notice

     f.  Section 2.06 is deleted and restated as follows:

         SECTION 2.06.  Commitment Fees.  The Borrower agrees to pay to the
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     Lender (for its benefit and the benefit of the Issuing Bank) a commitment fee on the average daily Unused Commitment at the rate of 3/8 of 1% per annum, payable in arrears on the first Business Day of each January, April, July and October during the term of the Commitment, commencing April 1, 1993 and on the Termination Date.

     g. Subsections (a) and (b) of Section 2.07 are amended by deleting all references to "the unused portion of the commitment of the Lender to make Advances pursuant to Section 2.01 and/or the commitment of the Issuing Bank to issue Letters of Credit pursuant to Section 2.04" and substituting "the Unused Commitment".

     SECTION 2.  Conditions to Effectiveness.  This Amendment shall be
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effective as of June 9, 1997 (the "Amendment Effective Date"), subject to the
Lender's receipt of: (i) a counterpart of this Amendment executed by the Borrower, (ii) a promissory note substantially in the form of Exhibit A hereto made by the Borrower in favor of the Lender (the "Replacement Note"), (iii) a certificate of the Secretary or an Assistant Secretary of the Borrower attaching a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution and delivery of this Amendment and the Replacement Note and certifying the name and true signature of each officer of the Borrower executing this Amendment and the Replacement Note on its behalf, and (iv) counterparts of a Consent and Acknowledgement in the form attached as Exhibit B hereto executed by each Guarantor.

     SECTION 3.  Representations and Warranties.  The Borrower represents and
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warrants as follows as of the date hereof and the Amendment Effective Date:  (a)
the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Amendment; (b) the execution, delivery and performance by the Borrower of this Amendment and the Replacement Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene the Borrower's charter or by-laws, or any law or any contractual restriction binding on or affecting the Borrower; (c) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution and delivery by the Borrower of this Amendment and the Replacement Note or for the performance by the Borrower of the Credit Agreement as hereby amended; (d) this Amendment, the Replacement Note and the Credit Agreement as hereby amended constitute the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms; (e) all representations and warranties of the Borrower set forth in Article IV are true and correct, as if repeated and restated in full herein (except to the extent that such representations and warranties expressly relate solely to an earlier date and then are correct as of such date); and (f) no Default or Event of Default has occurred and is continuing.

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     SECTION 4. Reference to and Effect on the Credit Agreement. Upon the
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effectiveness of Section 1 hereof, on and after the Amendment Effective Date,
(a) each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Note or the other Loan Documents to "the Credit Agreement," shall mean and be a reference to the Credit Agreement as amended by this Amendment and (b) each reference in the Credit Agreement and the other Loan Documents to the Note shall mean and be a reference to the Replacement Note. Except as specifically amended above, the Credit Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

     SECTION 5. Execution in Counterparts. This Amendment may be executed in any
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number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same Amendment.

     SECTION 6. Governing Law. This Amendment shall be governed by, and
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construed in accordance with, the laws of the State of New York.


     SECTION 7. Expenses.  Each party hereto shall bear its own costs and
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expenses (including counsel fees and expenses) in connection with the preparation, execution and delivery of this Amendment.


     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  VARCO INTERNATIONAL, INC.

                                  By:   /s/ R.A. KERTSON
                                            ----------------------------
                                  Title:      Vice President -- Finance

                                  CITICORP USA, INC.

                                  By:   /s/ [ILLEGIBLE SIGNATURE]
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                                                    Vice President

                                  CITIBANK, N.A.

                                  By:   /s/ [ILLEGIBLE SIGNATURE]
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                                                    Vice President